POWER OF ATTORNEY
	For Executing SEC Forms 3, 4, 5, and 144
	(and/or other similar reports)


		Know all men by these presents, that I, the undersigned, hereby constitute and appoint each of the Corporate Secretary and Assistant Corporate Secretary, signing singly, my true and lawful attorney-in-fact to:

		(1)	execute for and on my behalf SEC Forms 3, 4, 5,
and 144 (including both amendments thereto and any and all other similar reports, however hereafter known, designated or identified) ("Report") in accordance with (a) Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and (b) Rule 144, concerning securities of Norfolk Southern Corporation;

		(2)	do and perform any and all acts for and on my
behalf which may be necessary or desirable to complete any such Report(s) and to effect the timely filing of such Report(s) with the United
States Securities and Exchange Commission and with any authority, agency, exchange or other body as may be required, or thought advisable, by my attorney-in-fact; and

		(3)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of my attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, me, it being understood that the documents executed by my attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as my attorney-in-fact, in her or his sole discretion, may approve.

		I hereby [1] grant to each and every of my attorneys-in-fact full power and authority to do and to perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I or any such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, and [2] ratify and confirm all that any of my attorneys-in-fact, or her or his substitute(s), lawfully shall do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. I acknowledge that each and every of the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or with Rule 144.

		Unless earlier revoked by me in a signed writing delivered to an attorney-in-fact, as to each such attorney-in-fact, this Power of Attorney shall remain in full force and effect (and shall survive, if necessary, my incapacity and/or death) until I no longer am required to file Report(s) with the Securities and Exchange Commission with respect to my reportable beneficial ownership, and any other holdings, of and transactions in securities of Norfolk Southern Corporation or pursuant to Rule 144.

		IN WITNESS WHEREOF, I have executed this Power of Attorney as of this 22 day of July, 2024.


				/s/ Philip S. Davidson
                                 Signature


	                        Philip S. Davidson
				Printed/Typed Name